Exhibit 10.47

BDCID: 10046161575

February 6, 2026

Ms. Fareeha Khan

Dirtt Environmental Solutions Ltd. 7303 - 30th Street SE

Calgary, AB T2C 1N6

Re: BDC Loan 340411-01

Dear Ms. Khan:

We write in reference to our Letter of Offer for Loan No. 340411-01, and any subsequent amendments thereto. Subject to the terms set out below, the following amendments will be made to your loan.

The amendments shall take effect upon receipt by BDC of the Acceptance Form duly signed by all signatories no later than May 3, 2026.

Amendments – Loan No. 340411-01:

SECURITY

The following existing Security relating to this Loan:

General Security Agreement from Dirtt Environmental Solutions Ltd. providing:

1. A first security interest on specific equipment (details to be provided by Borrower); and

2. A security interest in all other present and after-acquired personal property, except consumer goods, subject to all existing registered charges, except charges in favour of a shareholder, director, officer or family member of any of those persons, or any entity in which any of those persons have an interest.

*GSA to be registered in Alberta and Georgia USA.

is modified and is now replaced with:

General Security Agreement from Dirtt Environmental Solutions Ltd. providing:

1. A first security interest on specific equipment (details to be provided by Borrower); and

2. A security interest in all other present and after-acquired personal property, except consumer goods, subject to:

- all existing registered charges, except charges in favour of a shareholder, director, officer or family member of any of those persons, or any entity in which any of those persons have an interest, including but not limited to the Permitted Encumbrances; and

-Standstill of 90 days in favour of RBC as set out in priority agreement dated February 2026.

*GSA to be registered in Alberta and Georgia USA. The following existing Security relating to this Loan:

Business Development Bank of Canada The Edison, Suite 1310, 150 - 9th Avenue SW Calgary, AB T2P3H9

www.bdc.ca

EN_LOA-FIN_V2.0

Exhibit 10.47

Guarantee of Dirtt Environmental Solutions, Inc. for the full amount of the Loan supported by a General Security Agreement providing:

1. A first security interest on specific equipment (details to be provided by Borrower); and

2. A security interest in all other present and after-acquired personal property, except consumer goods, subject to all existing registered charges, except charges in favour of a shareholder, director, officer or family member of any of those persons, or any entity in which any of those persons have an interest.

*GSA to be registered in Alberta and Georgia USA.

The guarantor agrees that it is directly responsible for the payment of the cancellation, standby and legal fees.

is modified and is now replaced with:

Guarantee of Dirtt Environmental Solutions, Inc. for the full amount of the Loan supported by a General Security Agreement providing:

1. A first security interest on specific equipment (details to be provided by Borrower); and

2. A security interest in all other present and after-acquired personal property, except consumer goods, subject to:

- all existing registered charges, except charges in favour of a shareholder, director, officer or family member of any of those persons, or any entity in which any of those persons have an interest, including but not limited to the Permitted Encumbrances; and

- Standstill of 90 days in favour of RBC as set out in priority agreement dated February 2026.

*GSA to be registered in Alberta and Georgia USA.

The guarantor agrees that it is directly responsible for the payment of the cancellation, standby and legal fees.

Except for the modifications expressly mentioned above, nothing in the above amendments with respect to the Security shall in any way alter the rights which BDC now or hereafter has or may have and resulting from the Security nor shall it alter in any way the liability of the remaining obligant(s) and/or guarantor(s), as the case may be.

DISBURSEMENT

The following existing disbursement condition relating to this Loan:

For each loan being refinanced as described in the Loan Purpose, written confirmation of the payout balance must be obtained directly from the refinanced lender or from the external solicitor/notary.

BDC to disburse $10,000,000 to the external solicitor upon receipt and satisfactory confirmation of the conditions precedent requiring an internal F2025 year end statement and appraisal. The solicitor will pay out the $16,600,000 (CAD) convertible debentures based on $6,600,000 cash advanced from the borrower plus the first BDC disbursement of $10,000,000. The remaining

$5,000,000 will be disbursed to the solicitor, contingent upon the achievement of the forecasted targets for the first and second quarters of the 2026 fiscal year, the provision of a cash Letter of Credit (LC) in the amount of $3,500,000, and the satisfactory receipt of the Audited 2025 financial statements (CP satisfied by BDC). The final $5,000,000 can be disbursed from the solicitor to the borrower upon satisfactory confirmation that the $16,600,000 CAD convertible debentures (programmed repayment) have been retired in full.

is modified and is now replaced with:

Exhibit 10.47

BDC funds will be disbursed from the solicitor to the borrower once BDC’s external solicitor has confirmed Dirtt’s 16,600,000 (CAD) convertible debentures has been paid off in full in three tranches as follows:

1) First portion of funding $5,500,000 once all the security in place (except the landlord waiver from Dream Industrial Twofer (GP) Inc. ("Dream")) to the external solicitor upon receipt and satisfactory confirmation of the conditions precedent requiring an internal F2025 year end statement and appraisal.

2) An additional $4,500,000 will be disbursed once the landlord waiver from Dream Industrial

Twofer (GP) Inc. (“Dream”) has been received and confirmed to the external solicitor; and

3) The remaining $5,000,000 will be disbursed to the solicitor, contingent upon the achievement of the forecasted targets for the first and second quarters of the 2026 fiscal year, the provision of a cash Letter of Credit (LC) in the amount of $3,500,000, and the satisfactory receipt of the Audited 2025 financial statements (CP satisfied by BDC). The final $5,000,000 can be disbursed from the solicitor to the borrower.

UNDERLYING CONDITIONS

The following underlying conditions have been added to this Loan:

▪
Definition for "Permitted Encumbrances"

"Permitted Encumbrances" shall mean (provided same shall not constitute any agreement by BDC to subordinate any of its Liens to same) the following encumbrances:

a.
those granted to Royal Bank of Canada pursuant to the terms and conditions of the Priority Agreement;

b.
any created by, or arising under a statute or regulation or common law (in contrast with Liens voluntarily granted) in connection with, without limiting the foregoing, workers’ compensation, employment insurance, employers’ health tax or other social security or statutory obligations that secure amounts that are not yet due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established on the Debtor’s books and records and a stay of enforcement of the Lien is in effect;

c.
those made or incurred in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the borrowing of money), leases, statutory obligations or surety and performance bonds;

d.
any construction, workers’, materialmen’s or other like Lien created by law (in contrast with Liens voluntarily granted), arising in connection with construction or maintenance in the ordinary course of business, in respect of obligations which are not due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established under generally accepted accounting principles on the Debtor's books and records and a stay of enforcement of the Lien is in effect;

e.
any for taxes not due or being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established on the Debtor's books and records and a stay of enforcement of the Lien is in effect;

f.
minor imperfections in title on real property that do not materially detract from the value of the real property subject thereto and do not materially impair the Debtor's ability to carry on its business or BDC’s rights and remedies under the Offer Letter;

g.
restrictions, easements, rights-of-way, servitudes or other similar rights in land

Exhibit 10.47

(including rights-of-way, and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other persons which in the aggregate do not materially impair the usefulness, in the operation of the business of the Debtor, of the real property subject to the restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other persons and, in each case, which do not impair the use and operation of the business by the Debtor or impair BDC’s rights and remedies under the Offer Letter;

h.
the rights reserved to or vested in any person by the terms of any lease, licence, franchise, grant or permit held by the Debtor or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

i.
the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

j.
restrictive covenants affecting the use to which real property may be put, provided that the covenants are complied with and do not materially detract from the value of the real property concerned or materially impair its use in the operations of the Debtor or impair BDC’s rights and remedies under the Offer Letter;

k.
those in favour of BDC created by the Offer Letter;

l.
those (i) securing any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset except the equipment being taken by BDC as a first charge under this Letter of Offer; (ii) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset except the equipment being taken by BDC as a first charge under this Letter of Offer; (iii) any indebtedness owing to a supplier incurred in the normal course of business for the sole purpose of financing all or any part of the purchase price of equipment provided no lien is registered in respect to such indebtedness and such indebtedness is not overdue; and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time);

m.
those given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the person, provided that such Liens do not reduce the value of the assets of the person or materially interfere with their use in the operation of the business of the person or impair BDC’s rights and remedies under the Offer Letter;

n.
servicing agreements, development agreements, site plan agreements, and other agreements with governmental entities pertaining to the use or development of any of the assets of the person, provided same are complied with and do not reduce the value of the assets of the person or materially interfere with their use in the operation of the business of the person including, without limitation, any obligations to deliver letters of credit and other security as required or impair BDC’s rights and remedies under the Offer Letter;

o.
applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not reduce the value of the assets of the person or materially interfere with their use in the operation of the business of the person or impair BDC’s rights and remedies under the Offer Letter;

p.
those granted by the Debtor to Upper Canada Forrest Products Ltd. that secure indebtedness owing by the Debtor to Upper Canada Forest Products Ltd. for the

Exhibit 10.47

supply of goods, which Liens are subject to a subordination and postponement agreement, in form and substance satisfactory to BDC;

q.
security in cash collateral in an aggregate amount of up to $1,000,000 granted to the issuer of credit cards in respect of corporate credit cards for the Debtor;

r.
an encumbrance in favour of Great Midwest Insurance Company and certain affiliates of Skyward Specialty Insurance Group, Inc. (the “Surety”) in respect of a facility provided by the Surety to the Loan Parties solely for purposes of issuing surety bonds in the ordinary course of business, in an aggregate amount not to exceed U.S.$15,000,000., so long as such encumbrance is not registered ahead of BDC or a subordination, priority or other intercreditor agreement in form and substance satisfactory to the BDC is entered into between BDC and the Surety, and that any registration is for no more than $5,000,000.00; and
s.
such other Liens as are agreed to in writing by BDC.

All other terms and conditions of your financing with BDC remain unchanged. Yours truly,

/s/ Mical Woldeslassie	/s/ Ken Kerr
Mical Woldeslassie	Ken Kerr
Senior Analyst, Corporate Financing	Director, Corporate Financing
Phone: ***	Phone: ***
***	***

Encl.

Exhibit 10.47

Business Development Bank of Canada The Edison, Suite 1310

150 - 9th Avenue SW Calgary, AB T2P 3H9

Attention: Mical Woldeselassie

Re: BDC Loan 340411-01

The undersigned accept the terms and conditions set forth in BDC’s Letter of Amendment dated

February 6, 2026.

Signed this 9th day of, February, 2026

(date) (month) (year)

BORROWER

Dirtt Environmental Solutions Ltd.

/s/ Fareeha Khan, Authorized Signing Officer

Name: Fareeha Khan

[Please print name of signing party]

GUARANTOR(S)

Dirtt Environmental Solutions, Inc.

/s/ Fareeha Khan, Authorized Signing Officer

Name: Fareeha Khan

[Please print name of signing party]